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                                                                    Exhibit 99.6



            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION


                         NUMBER ON SUBSTITUTE FORM W-9



GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.



---------------------------------------------------------------
                                           GIVE THE TAXPAYER
                                             IDENTIFICATION
       FOR THIS TYPE OF ACCOUNT:              NUMBER OF --
---------------------------------------------------------------
 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)
 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings      The
     trust account (grantor is also      grantor -- trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
     not a legal or valid trust under
        State law
 5.  Sole proprietorship account         The owner(4)
 6.  A valid trust, estate or pension    The legal entity (Do
     trust                               not furnish the
                                         identifying number of
                                         the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself is
                                         not designated in the
                                         account title.)(5)
---------------------------------------------------------------



---------------------------------------------------------------
                                           GIVE THE TAXPAYER
                                             IDENTIFICATION
       FOR THIS TYPE OF ACCOUNT:              NUMBER OF --
---------------------------------------------------------------
 7.  Corporate account                   The corporation
 8.  Religious, charitable, or           The organization
     educational organization account
 9.  Partnership account held in the     The partnership
     name of the business
10.  Association, club, or other         The organization
     tax-exempt organization
11.  A broker or registered nominee      The broker or nominee
12.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district,
     or prison) that receives
     agricultural program payments
---------------------------------------------------------------



(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.



(2) Circle the minor's name and furnish the minor's social security number.



(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.



(4) Show your individual name. You may also enter your business name. You may use either your social security number or your employer identification number.



(5) List first and circle the name of the legal trust, estate, or pension trust.



NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.



OBTAINING A NUMBER



If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.



PAYEES EXEMPT FROM BACKUP WITHHOLDING



Payees specifically exempted from backup withholding on ALL payments include the following:



     - A corporation.


     - A financial institution.


     - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.


     - The United States or any agency or instrumentality thereof.


     - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.


     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.


     - An international organization or any agency, or instrumentality thereof.


     - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.


     - A real estate investment trust.


     - A common trust fund operated by a bank under Code section 584(a).

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION


                         NUMBER ON SUBSTITUTE FORM W-9



                                     PAGE 2



     - An exempt charitable remainder trust or a non-exempt trust described in Code section 4947(a)(1).


     - An entity registered at all times under the Investment Company Act of 1940.


     - A foreign central bank of issue.



Payments of dividends and patronage dividends not generally subject to backup withholding include the following:



     - Payments to nonresident aliens subject to withholding under Code section 1441.


     - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.


     - Payments of patronage dividends where the amount received is not paid in money.


     - Payments made by certain foreign organizations.


     - Payments made to a nominee.


     - Code Section 404(k) payments made by an ESOP.



Payments of interest not generally subject to backup withholding include the following:



     - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.


     - Payments of tax-exempt interest (including exempt-interest dividends under Code section 852).


     - Payments described in Code section 6049(b)(5) of nonresident aliens.


     - Payments on tax-free covenant bonds under Code section 1451.


     - Payments made by certain foreign organizations.


     - Payments made to a nominee.



Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).



Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.



PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.



PENALTIES



(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.



(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of any underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.



(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.



(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.



FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.